Exhibit 1.01
Greatbatch, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2015

This is the Conflict Minerals Report of Greatbatch, Inc. (“Greatbatch,” “the Company,” “we,” or “our”) for the calendar year ended December 31, 2015 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”).

Rule 13p-1 requires all public companies that manufacture, or contract to manufacture, products to annually disclose whether columbite-tantalite (coltan), cassiterite, wolframite, including their derivatives, which is limited to tantalum, tin, tungsten, or gold (“3TG”) (“Necessary Conflict Minerals”) are necessary to the functionality or production of these products and whether the Necessary Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”). For the majority of products discussed below, the performance requirements imposed by the markets we serve often require the use of Necessary Conflict Minerals.

The Company established a conflict minerals policy to establish and document the formal Statement of Policy of the Company regarding the conflict minerals requirements set forth in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Section 1502”) and Rule 13p-1. It is the policy of the Company that it will comply fully with all applicable provisions of Section 1502 and Rule 13p-1. This policy can be found at www.greatbatch.com under the “Investor Relations” drop down menu and clicking on “Governance.”

Greatbatch has concluded that during the 2015 calendar year it has manufactured and contracted to manufacture products containing 3TG and that the use of these minerals is necessary to the functionality or production of those products identified in Section 6 of this Conflict Minerals Report (the “Covered Products”).

Section 1: Company overview – Unaudited

Greatbatch manufactures and develops high-quality medical devices and components primarily for large original equipment manufacturers. On October 27, 2015, Greatbatch acquired Lake Region Medical Holdings, Inc. (“Lake Region Medical”). As a result of the acquisition, the Company has three reportable segments: Greatbatch Medical, QiG Group (“QiG”), and Lake Region Medical.
Greatbatch Medical designs and manufactures medical devices and components for the cardiac, neuromodulation, orthopedic, portable medical, vascular, energy, environmental and military markets. The segment’s products include: batteries, capacitors, EMI filters, feedthroughs, coated electrodes, precision components, enclosures and related components, value-added assemblies, stimulation leads, introducers, steerable sheaths, specialty catheter shaft components, cases and trays, implants, instruments, manufactured primary cells, and assembled primary and secondary battery packs.

QiG focuses on developing medical device systems for some of healthcare’s most pressing challenges. For the 2015 calendar year, QiG’s products included neural interface thin-film electrodes for neuromodulation leads, sub-systems and components, which are used in the neuroscience and clinical markets as well as the Algovita Spinal Cord Stimulation system, which is a neurostimulation product of QiG’s Algostim, LLC subsidiary. On August 12, 2014, the Company acquired Centro de Construcción de Cardioestimuladores del Uruguay (“CCC”), which develops and manufactures active implantable neuromodulation medical device systems that produces a range of medical devices including implantable pulse generators, programmer systems, battery chargers, patient wands and leads. CCC’s products are excluded from the scope of this report for the 2015 reporting period.
Lake Region Medical has operated as a segment for Greatbatch since it was acquired during the fourth quarter of 2015. This segment specializes in the design, development, and manufacturing of products across the medical component and device spectrum, primarily serving the cardio, vascular and advanced surgical markets. The segment’s products include: access and infusion therapy guidewires, angiographic guidewires, introducer sheaths and dilators, interventional guidewires, structural heart guidewires, steerable sheaths, embolic protection devices, delivery systems, microcatheters, electrical and optical devices, orthopedic implants, orthopedic instruments, cases and trays, laparoscopic surgery devices, arthroscopic surgery devices, and biopsy and drug delivery devices. Lake Region Medical’s products are excluded from the scope of this report for the 2015 reporting period.
Section 2: Reasonable Country of Origin Inquiry - Unaudited

As part of the reasonable country of origin inquiry (“RCOI”) procedures performed on the Necessary Conflict Minerals for the Covered Products, we established a cross-functional conflict minerals steering committee comprised of representatives from the Company’s Supply Chain and Operational Excellence Group, Corporate Compliance Office, and Finance Department, which was overseen by our Executive Vice President and Chief Financial Officer. The Supply Chain and Operational Excellence Group was responsible for performing a review of the Covered Products, conducting the RCOI, and performing the due diligence review. The Corporate Compliance Office and Finance Department were responsible for reporting and general oversight. The conflict minerals steering committee also provided updates to the Company’s Audit Committee with regards to the measures undertaken by management.

Greatbatch’s RCOI consisted of surveying suppliers that directly supply 3TG, or component parts containing 3TG, to Greatbatch (“Tier 1 Suppliers”). An assessment process was undertaken by the Company to identify the Tier 1 Suppliers that supplied 3TG, or component parts containing 3TG, to Greatbatch between January 1, 2015 and December 31, 2015, which included a review of the bills of material for each of our Covered Products (the “Supplier Assessment”). During 2015, in an effort to produce a more accurate list of suppliers to survey, the Company improved the process of identifying 3TG within our products by organizing engineering teams within each product line to review the bill of materials for each Covered Product. For certain distributors that are within the Company’s Tier 1 Suppliers chain, the Company reached out to the manufacturers that supplied the 3TG contained within our Covered Products received from the distributor (“Tier 2 Suppliers”). Based upon the Supplier

Assessment, our supplier survey list was established. Tier 1 and Tier 2 Suppliers of 3TG or component parts that contained or potentially contained 3TG were included in our supplier survey list.

As a first step to engaging with our supply chain, the Company sent a notification to Tier 1 and Tier 2 Suppliers during 2015 informing them about the conflict minerals rule and asking them to complete the conflict minerals survey based on the standard template designed by the Electronics Industry Citizenship Coalition/Global e-Sustainability Initiative (“EICC/GeSI”) known as the Conflict Minerals Reporting Template.

The Company surveyed 244 Tier 1 and Tier 2 Suppliers identified during the Supplier Assessment. Based upon our internal applicability assessment, it was determined that our enclosures and related components, stimulation leads, steerable sheaths, and specialty catheter shaft component products do not contain any 3TG. Every survey received was reviewed and based upon the response, and in accordance with Rule 13p-1, the Company undertook further due diligence efforts with regards to Covered Products to determine whether the 3TG in those Covered Products originated in the Covered Countries from sources that directly or indirectly finance or benefit armed groups in the Covered Countries. These due diligence efforts are described below.

Section 3: Due diligence design and performance – Unaudited

1. Due diligence design: The Company designed its due diligence measures to be in conformity with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for 3TG (“OECD Framework”).

2. Due diligence measures performed: The Company’s due diligence efforts for the calendar year ended December 31, 2015 included the following:

•
The Company surveyed 244 of its Tier 1 and Tier 2 Suppliers and received 193 completed responses, representing a 79% response rate. We evaluated the survey responses for consistency of data provided, including whether those responses were complete and to identify any contradictions or inconsistencies found in those responses.

•
For those suppliers who provided smelter or refiner information for 3TG, the Company analyzed those smelters to determine if they were in fact smelters, if the smelter was part of the Company’s supply chain, and compared those smelters to the list of facilities that have received a “conflict free” designation from the Conflict Free Smelter Program (“CFSP”) developed by the EICC/GeSI or other independent third party audit programs. Based upon the information provided by the Company’s suppliers and its own due diligence efforts, the Company was not able to conclusively determine the countries of origin of the Necessary Conflict Minerals included in the Covered Products listed in Section 6. The Company was unable to make such determination, in part, because not all supplier surveys were returned, the responses received were incomplete or not conclusive, and/or the smelter or refiner information provided by the suppliers reflected all smelters or refiners that the supplier conducted business with at some point during the year rather than smelters or refiners specific to 3TG or component parts containing 3TG sold to the Company. As a result, the Company was unable to specifically identify those smelters or refiners that were directly related to the Company’s supply chain for the 2015 calendar year.

•
The smelter and refiner information provided at Annex I includes only those smelters and refiners provided by our suppliers that the Company was able to verify to the CFSP or the U.S. Department of Commerce Reporting Requirements under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities lists. The information listed does not include all the smelters or refiners provided by our suppliers as the list was modified to remove unknown or duplicate smelters and refiners.

•
A conflict minerals reporting database was developed and updated to summarize the results of the supplier survey responses and keep management informed of the status of the conflict minerals compliance process.

•
The Company’s supply chain for our Covered Products is complex, and there are many third parties in the supply chain between our direct supplier and the original sources of the Necessary Conflict Minerals. In this regard, we do not purchase Necessary Conflict Minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of the Necessary Conflict Minerals that are included in our Covered Products. Additionally, we believe that the smelters and refiners of the Necessary Conflict Minerals are best suited to identify the sources of the Necessary Conflict Minerals. As a result, our due diligence efforts relied on the CFSP and our Tier 1 and Tier 2 Suppliers.

Section 4: Independent private sector audit

As permitted by applicable guidance of the Securities and Exchange Commission, our due diligence practices have not been subject to an independent private sector audit within the meaning of Rule 13p-1.

Section 5: Continuous improvement efforts to mitigate risk – Unaudited

Greatbatch intends to take the following steps to improve the number and quality of supplier responses in the next compliance period and to mitigate risk that the Necessary Conflict Minerals used in our products may directly or indirectly finance or benefit armed groups in the Covered Countries:

•
During 2015, the Company acquired and implemented a third party designed IT system to assist with and improve our 2016 supplier survey and due diligence processes. The system will enhance our smelter and refiner review process as well as assist with working with our suppliers to re-validate, improve, and refine their reported information.

•	Continue to work with suppliers who did not respond to the Company’s 2015 survey to help them understand the importance of this initiative to Greatbatch and to encourage their participation in 2016.

•
We intend to implement new terms and conditions in new or renewed contracts requiring suppliers to respond to our inquiries regarding Necessary Conflict Minerals in a timely manner, which we anticipate beginning to occur during the second half of 2016.

•
Continue to encourage suppliers of 3TG or whose products contain 3TG to establish policies, due diligence frameworks, and management systems consistent with the OECD Framework. To do this, Greatbatch will continue to investigate changes to the terms of existing suppliers’ agreements and review all new suppliers’ Conflict Minerals Policy statements.

•
As discussed in Section 2 above, during 2015 we began to extend our supplier survey procedures to certain Tier 2 Suppliers in an effort to ensure that surveys are requested from manufacturers as opposed to distributors to improve the quality of information obtained. With the assistance of the IT system implemented in 2015, we intend to continue to build on our supplier survey procedures in 2016 to continue to improve on the quality of information obtained.

•	The Company intends to amend its Conflict Minerals Policy during 2016 to include more specific requirements for vendors to be included in our supplier chain.

Section 6: List of Covered Products – Unaudited

Below is a listing of products that were determined by the Company to include 3TG that are necessary to the functionality or production of our products and were subject to our due diligence procedures. Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to determine the mines and the country of origin of all the conflict minerals in its Covered Products or the facilities used to process the conflict minerals, including whether the conflict minerals were from recycled or scrap sources. A description of the Company’s efforts to determine the mine(s) or location of origin are included in the due diligence measures described above. The smelters and refiners included in our suppliers’ responses that we were able to reasonably identify as an operational smelter and refiner are included in Annex I below. This list has been modified to remove unknown or duplicate smelters and refiners.

Product	Description	3TG Included
Batteries	Lithium iodine Lithium silver vanadium oxide Lithium carbon monoflouride Lithium ion rechargeable Lithium SVO/CFx	Tin, Gold
Capacitors	Storage for energy generated by a battery before delivery to the heart. Used in ICDs and CRT-Ds.	Tin, Gold, Tantalum
EMI filters	Filters electromagnetic interference to limit undesirable response, malfunctioning or degradation in the performance of electronic equipment	Tin, Gold
Feedthroughs	Allow electrical signals to be brought from inside hermetically sealed implantable medical devices to an electrode	Tin, Gold
Coated electrodes	Deliver electric signal from the feedthrough to a body part undergoing stimulation	Tin, Gold
Precision components	Machined Molded and over molded products	Tin, Gold, Tantalum, Tungsten
Value-added assemblies	Combination of multiple components in a single package/unit	Gold
Introducers	Conduit to deliver CRM leads or placement of dialysis catheters, CVCs, PICCs, and ports	Gold, Tungsten
Cases and trays	Delivery systems for cleaning and sterilizing orthopedic instruments and implants	Tantalum
Implants	Orthopedic implants for large joint, spine, extremity and trauma procedures	Tin, Tantalum, Tungsten
Instruments	Reusable and single use orthopedic instruments for large joint, spine, extremity and trauma procedures	Tantalum
Manufactured primary cells	Low-rate Moderate-rate High rate (spiral)	Tin, Gold, Tantalum, Tungsten
Assembled primary and secondary battery packs	Highly-customized pack solutions	Tin, Gold, Tantalum, Tungsten
Thin-filmed electrodes	High-resolution, microscale neural recording and/or stimulation arrays manufactured using techniques from semiconductor and MEMS industries	Tin, Gold
Algovita Spinal Cord Stimulation system	Spinal cord stimulation system to treat chronic intractable pain of the trunk and/or limbs	Tin, Gold, Tungsten

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	China Golddeal	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Feinhütte Halsbrücke GmbH	GERMANY
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Refining Canada Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation	UNITED STATES
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Yantai Zhaojinlufu	CHINA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN

Gold	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES
Tin	Brinkmann Chemie AG	GERMANY
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Alpha	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	DAE CHANG IND CO LTD	KOREA, REPUBLIC OF
Tin	Dae Kil	KOREA, REPUBLIC OF
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guang Xi Hua Xi Corp	CHINA
Tin	HARADA METAL INDUSTRY CO., LTD.	JAPAN
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jean Goldschmidt International	BELGIUM
Tin	Jiangxi Nanshan	CHINA
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Materials Eco-Refining Co. Ltd.	JAPAN
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Operaciones Metalugicas SA.	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Westmetall GmbH & Co.KG	GERMANY
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Gejiu Jin Ye Mineral Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT Donna Kembara Jaya	INDONESIA
Tin	PT Singkep Times Utama	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Melt Metais e Ligas S/A	BRAZIL

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	CV Dua Sekawan	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	An Thai Minerals Company Limited	VIETNAM
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION